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                                                                       EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

                                    merging

                       RELIANT RESOURCES MERGER SUB, INC.
                            (a Delaware corporation)

                                 with and into

                         RELIANT ENERGY SERVICES, INC.
                            (a Delaware corporation)

                            DATED: December 29, 2000
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                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT, dated as of December 29, 2000, among Reliant Energy Services, Inc., a Delaware corporation ("RES" or the Surviving Corporation"), and Reliant Resources Merger Sub, Inc., a Delaware corporation ("Merger Sub"), said two corporations being herein sometimes collectively called the "Constituent Corporations," and Reliant Energy Resources Corp., a Delaware corporation ("RERC"), and Reliant Resources, Inc., a Delaware corporation ("RRI"), as third parties hereto.

                                  WITNESSETH:

   WHEREAS, RES is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capital of 1,000 shares of common stock, par value $1.00 per share ("RES Common Stock"), of which 1,000 shares of RES Common Stock are issued and outstanding;

   WHEREAS, RERC owns all of the outstanding shares of RES Common Stock and is therefore the sole stockholder of RES;

   WHEREAS, Merger Sub is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capital of 1,000 shares of common stock, par value $1.00 per share ("Merger Sub Common Stock"), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding;

   WHEREAS, RRI owns all of the outstanding shares of Merger Sub Common Stock and is therefore the sole stockholder of Merger Sub;

   WHEREAS, RERC and RRI are each a direct wholly owned subsidiary of Reliant Energy, Incorporated, a Texas corporation; and

   WHEREAS, each of the boards of directors of the parties hereto deems it desirable and in the best interest of each of such corporations and their respective sole stockholder, upon the terms and subject to the conditions herein stated, that Merger Sub be merged with and into RES and that RES be the surviving corporation.

   NOW, THEREFORE, it is agreed as follows:

                                   SECTION 1

                                     Terms

   1.1 At the effective time of the merger (as hereinafter defined), Merger Sub shall be merged with and into RES, with RES as the surviving corporation.

   1.2 At the effective time of the merger:

     (a) Each then outstanding share of RES Common Stock shall, by virtue of the merger and without any action on the part of RERC, be converted into the right to receive cash in the amount of $120,000 plus or minus the Working Capital Adjustment (as defined below).

     (b) Each then outstanding share of Merger Sub Common Stock shall, by virtue of the merger and without any action on the part of RRI, be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

   1.3 Each holder of a stock certificate or certificates representing outstanding shares of RES Common Stock immediately prior to the effective time of the merger, upon surrender of such certificate or certificates to RRI after the effective time of the merger, shall be entitled to receive from RRI cash in an amount equal to $120,000 plus or minus the Working Capital Adjustment for each share of RES Common Stock. The "Working

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Capital Adjustment" shall be the amount equal to (x) the difference of the (i)
the amount, as of the effective time of the merger, of the current assets of RES less the current liabilities of RES and (ii) the amount, as of August 31, 2000, of the current assets of RES less the current liabilities of RES, (y) divided by 1,000. If the Working Capital Adjustment is positive, it shall be added to the $120,000 per share merger consideration. If it is negative, it shall be subtracted from the $120,000 per share merger consideration.

   1.4 Each holder of a stock certificate or certificates representing outstanding shares of Merger Sub Common Stock immediately prior to the effective time of the merger, upon surrender of such certificate or certificates to the Surviving Corporation after the effective time of the merger, shall be entitled to receive a stock certificate or certificates representing the same number of shares of Common Stock of the Surviving Corporation. Until so surrendered, each such stock certificate shall, by virtue of the merger, be deemed for all purposes to evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

                                   SECTION 2

                                 Effective Date

   2.1 This Agreement shall be submitted to the stockholders entitled to vote thereon of each of the Constituent Corporations as provided by the applicable laws of the State of Delaware. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated as contemplated by
Section 5, a certificate of merger, executed in accordance with the law of the State of Delaware, shall be filed with the Secretary of State of the State of Delaware.

   The merger shall become effective at 11:59 p.m. (Eastern Standard Time) on December 31, 2000, herein sometimes referred to as the "effective time of the merger."

                                   SECTION 3

                            Covenants and Agreements

   3.1 RES covenants and agrees that it will present this Agreement for adoption or rejection by vote of its sole stockholder at a Special Meeting of Stockholders, will furnish to such stockholder such documents and information in connection therewith as is required by law, and will recommend approval of this Agreement by such stockholder.

   3.2 RERC covenants and agrees that it will, as sole stockholder of RES, vote all shares of RES Common Stock owned by it to approve this Agreement as provided by law.

   3.3 Merger Sub covenants and agrees that it will present this Agreement for adoption or rejection by vote of its sole stockholder at a Special Meeting of Stockholders, will furnish to such stockholder such documents and information in connection therewith as is required by law, and will recommend approval of this Agreement by such stockholder.

   3.4 RRI covenants and agrees that it will, as sole stockholder of Merger Sub, vote all shares of Merger Sub Common Stock owned by it to approve this Agreement as provided by law.

                                   SECTION 4

                    Certificate of Incorporation and By-Laws

   4.1 The Certificate of Incorporation of RES in effect at the effective time of the merger shall be the Certificate of Incorporation of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

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   4.2 The By-Laws of RES in effect at the effective time of the merger shall be the By-Laws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

                                   SECTION 5

                           Amendment and Termination

   5.1 At any time prior to the filing of this Agreement or the related Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be amended by the Boards of Directors of RES and Merger Sub to the extent permitted by Delaware law notwithstanding favorable action on the merger by either or both of RERC and RRI.

   5.2 At any time prior to the filing of this Agreement or the related Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be terminated and abandoned by the Boards of Directors of RES and Merger Sub, notwithstanding favorable action on the merger by either or both of RERC and RRI.

                                   SECTION 6

                                 Miscellaneous

   6.1 To the extent permitted by law, this Agreement may be amended by an agreement in writing, before or after favorable action on the merger by either or both of RERC and RRI, at any time prior to the effective time of the merger.

   IN WITNESS WHEREOF, RES, Merger Sub, RERC and RRI have each caused this Agreement to be executed by its authorized officer, all as of the date above written.

                                          RELIANT ENERGY SERVICES, INC.

                                                 /s/ James E. Hammelman
                                          By: _________________________________
                                             Name: James E. Hammelman
                                             Title: Treasurer

                                          RELIANT RESOURCES MERGER SUB, INC.

                                                   /s/ Rufus S. Scott
                                          By: _________________________________
                                             Name: Rufus S. Scott
                                             Title: Vice President

                                          RELIANT ENERGY RESOURCES CORP.

                                                   /s/ Rufus S. Scott
                                          By: _________________________________
                                             Name: Rufus S. Scott
                                             Title: Vice President

                                          RELIANT RESOURCES, INC.

                                                   /s/ Rufus S. Scott
                                          By: _________________________________
                                             Name: Rufus S. Scott
                                             Title: Vice President

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